Exhibit 13 (a)

CERTIFICATION OF DAVID ILLINGWORTH AND ADRIAN HENNAH

906 CERTIFICATION

The certification set forth below is being submitted in connection with the Annual Report on Form 20-F for the year ended December 31, 2009 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

David Illingworth, the Chief Executive and Adrian Hennah, the Chief Financial Officer of Smith & Nephew plc, each certifies that, to the best of his knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Smith & Nephew plc.

Date: March 26, 2010

By:	/s/ David Illingworth
Name:	Mr David Illingworth
Title:	Chief Executive

By:	/s/ Adrian Hennah
Name:	Mr Adrian Hennah
Title:	Chief Financial Officer